UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

ZENDESK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

989 Market Street

San Francisco, California 94103

(Address of principal executive offices)

(Zip Code)

(415) 418-7506

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Stockholder Director Nominations.

Zendesk, Inc. (“Zendesk” or the “Company”) has announced today that the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) will be held on Wednesday, August 17, 2022 at 8:00 a.m. (Pacific time). The close of business on June 27, 2022 has been set as the record date for determination of stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting. Additional details regarding the 2022 Annual Meeting will be included in the Company’s proxy statement for the 2022 Annual Meeting.

The Company is hereby providing notice of the new deadline for the submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for any nomination of persons for election to the Company’s board of directors or other proposals of business pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”), in each case, with respect to the 2022 Annual Meeting. Any eligible stockholder who wishes to submit a nomination or other proposals of business pursuant to the Bylaws must comply with the requirements set forth in the Bylaws and such nominations or proposals must be received by the Company’s Secretary at 989 Market Street, San Francisco, CA 94103 no later than the close of business on June 19, 2022. Any eligible stockholder who wishes to submit a proposal for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must comply with Rule 14a-8 promulgated under the Exchange Act and such proposals must be received by the Company’s Secretary at 989 Market Street, San Francisco, CA 94103 no later than June 19, 2022.

Stockholders are also advised to review the Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Important Additional Information Regarding Proxy Solicitation

Zendesk intends to file a proxy statement and gold proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the Company’s 2022 Annual Meeting (the “Proxy Statement”). Zendesk and certain of its directors, executive officers and employees will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding Zendesk’s directors and executive officers is available in Zendesk’s Annual Report on Form 10-K/A, which was filed with the SEC on May 2, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the 2022 Annual Meeting when they become available. Details concerning the nominees of the Company’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents as and when filed by Zendesk with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Zendesk with the SEC also may be obtained free of charge at Zendesk’s investor relations website at https://investor.zendesk.com/ir-home/default.aspx or upon written request to Zendesk, Inc. at 989 Market Street, San Francisco, CA 94103.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENDESK, INC.
(Registrant)

Date: June 9, 2022	By:	/s/ Shelagh Glaser
Shelagh Glaser
Chief Financial Officer
(Principal Financial Officer)